EXHIBIT (9)(B)



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                            SCHRODER CAPITAL FUNDS II
                          SUB-ADMINISTRATION AGREEMENT

         AGREEMENT made this 27th day of December, 1996, between Schroder Capital Funds II, a business trust organized under the laws of the State of Delaware with its principal place of business at 2 Portland Square, Portland, Maine 04101 (the "Trust") and Forum Administrative Services, LLC ("FAS" or "Sub-Administrator"), a corporation organized under the laws of the State of Delaware with its principal place of business at 61 Broadway, New York, New York 10006.

         WHEREAS, the Trust is registered under the Investment Company Act of 1940 (the "Act") as an open-end management investment company and is authorized to issue interests in separate series ("Interests");

         WHEREAS, the Trust desires that Schroder perform sub-administrative services for the portfolio of the Trust as listed in Appendix A hereto (each a "Portfolio", and collectively the "Portfolios") and Schroder is willing to provide those services on the terms and conditions set forth in this Agreement;

         WHEREAS, the Trust has entered into an Administration Agreement ("Administration Agreement") with Administrator, pursuant to which Administrator provides certain management and administrative services for the Trust and any series thereof;

         WHEREAS, the Trust and Administrator desire that FAS perform certain administrative services for the Trust, and each of its series that now exist or may in the future be created, and FAS is willing to provide those services on the terms and conditions set forth in this Agreement; and

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, Trust and FAS agree as follows:

         SECTION 1. APPOINTMENT. The Trust hereby appoints FAS as Sub-Administrator of the Trust and FAS hereby accepts such appointment, all in accordance with the terms and conditions of this Agreement. In connection therewith, the Trust has delivered to the Sub-Administrator copies of its Trust Instrument, the Trust's Registration Statement and all amendments thereto filed pursuant to the Act (the "Registration Statement") and the current Parts A and C of the Registration Statement covering each Series of the Trust and, shall promptly furnish the Sub-Administrator with all amendments of or supplements to the foregoing.

     SECTION 2. DEFINITIONS. Whenever used in this Agreement, the following terms shall have the meanings specified, insofar as the context will allow:

     a) ACT: The term Act shall mean the Investment Company Act of 1940, as amended from time to time.

     b) ADMINISTRATOR. The term Administrator shall mean Schroder Fund Advisors Inc., or any successor thereto who acts as the administrator of the Trust or any series thereof.

     c)  ADVISER.  The term  Adviser  shall  mean  Schroder  Capital  Management
     International Inc., or any successor thereto who acts as the investment adviser of the Trust or any series thereof;

     d) BOARD: The term Board shall mean the Board of Trustees of the Trust.

     e) CUSTODIAN: The term Custodian shall mean Chase Manhattan Bank, NA, or any successor or other custodian acting as such for any current or future Series of the Trust.

     f) DIVIDEND DISBURSING AGENT: The term Dividend Disbursing Agent shall mean Forum Financial Corp., or any successor thereto that is responsible for determining the amount of, and declaring, dividends and other distributions to Interestholders, subject to approval by the Board;


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     g) FUND  ACCOUNTANT:  The term Fund  Accountant  shall mean Forum Financial
     Corp., or any successor thereto that is responsible for calculating the net asset value of each series of the Trust and maintaining its accounting books and records.

     h) FUND BUSINESS DAY: The term Fund Business Day shall mean each day that the New York Stock Exchange is open for trading (which excludes the following national business holidays: New Year's Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day).

     i) INTERESTHOLDERS: The term Interestholders shall mean the registered owners from time to time of the Interests, as reflected on the registry records of the Trust.

     j) INTERESTS: The term Interests shall mean the issued and outstanding interests of the Trust, or any series of the Trust, including any fractions thereof.

     k) PROSPECTUS: The term Prospectus shall mean the then-current Part A of an effective Registration Statement of the Trust under the Act covering any Series of the Trust, as the same may be amended or supplemented from time to time.

     l) SERIES: The term Series shall mean each series listed in Schedule A or any series that the Trust shall subsequently establish;

     m)  SUB-ADMINISTRATOR:   The  term   Sub-Administrator   shall  mean  Forum
     Administrative   Services,  LLC  or  any  successor  thereto  who  provides administrative services to the Trust.

     n) TRANSFER AGENT. The term Transfer Agent shall mean Forum Financial Corp., or any successor thereto who provides transfer agent services to the Trust.

     o) TRUST: The term Trust shall mean Schroder Capital Funds II.

         SECTION 3. FURNISHING OF EXISTING ACCOUNTS AND RECORDS. The Trust shall promptly turn over to FAS such of the Accounts and Records previously maintained by or for it as are necessary for FAS to perform its functions under this Agreement. The Trust authorizes FAS to rely on such Accounts and Records turned over to it and hereby indemnifies and will hold FAS, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands and losses whatsoever arising out of or in connection with any error, omission, inaccuracy or other deficiency of such Accounts and Records or in the failure of the Trust to provide any portion of such or to provide any information needed by FAS to knowledgeably perform its functions.

         SECTION 4.  ADMINISTRATIVE DUTIES

         (a) Subject to the direction and control of the Board and the Administrator, the Sub-Administrator shall manage certain aspects of operations of the Trust, and any existing or future series thereof, except those functions which are the responsibility of the Adviser, the Administrator, Custodian, Transfer Agent, Dividend Disbursing Agent, or Fund Accountant, all in such manner and to such extent as may be authorized by the Board or the Administrator;

         (b) With respect to the Trust and each series thereof, as applicable, the Sub-Administrator shall:

          (i) oversee (A) the preparation and maintenance by the Adviser and the Trust's Custodian, Transfer Agent, Dividend Disbursing Agent and Fund Accountant (or if appropriate, prepare and maintain) in such form, for such periods and in such locations as may be required by applicable law, of all documents and records relating to the operation of the Trust required to be prepared or maintained by the Trust or its agents pursuant to applicable law;
               (B) the reconciliation of account  information


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               and  balances  among  the  Adviser  and  the  Trust's  Custodian,
               Transfer Agent,  Dividend  Disbursing  Agent and Fund Accountant;
               (C) the transmission of purchase and redemption orders for Interests; (D) the notification to the Adviser of available funds for investment; and (E) the performance of fund accounting,
               including  the   calculation  of  the  net  asset  value  of  the
               Interests;

          (ii) oversee the performance of administrative and professional services rendered to the Trust by others, including its Custodian, Transfer Agent, Dividend Disbursing Agent, and Fund Accountant, as well as legal, auditing and shareholder servicing and other services performed for each existing or future Series of the Trust;

          (iii)be responsible for the preparation and the printing of the periodic updating of the Registration Statement and Prospectus, tax returns, and reports to Interestholders, the Securities and Exchange Commission and state securities commissions;

          (iv) be responsible for the preparation of proxy and information statements and any other communications to Interestholders;

          (v) at the request of the Board, provide the Trust with adequate general office space and facilities and provide persons suitable to the Board to serve as officers of the Trust;

          (vi) provide the Trust, at the Trust's request, with the services of persons who are competent to perform such supervisory or administrative functions as are necessary for effective operation of the Trust;

          (vii) prepare, file and maintain the Trust's governing documents, including the Trust Instrument and minutes of meetings of Trustees and Interestholders;

         (viii) with the cooperation of the Trust's counsel, the Administrator, the Adviser, and other relevant parties, prepare and disseminate materials for meetings of the Board of Trustees;

           (ix) monitor sales of Interests and ensure that such Interests are properly and duly registered with the Securities and Exchange Commission and applicable state securities commissions;

            (x) oversee the calculation of performance data for dissemination to information services covering the investment company industry, for sales literature of the Trust and other appropriate purposes;

           (xi) oversee the determination of the amount of, and supervise the declaration of, dividends and other distributions to Interestholders as necessary to, among other things, maintain the qualification of each Series as a regulated investment company under the Internal Revenue Code of 1986, as amended, and prepare and distribute to appropriate parties notices announcing the declaration of dividends and other distributions to Interestholders; and

          (xii)advise the Trust and its Board of Trustees on matters concerning the Trust and its affairs.

         (c) FAS shall prepare and maintain or cause to be prepared and maintained records in such form for such periods and in such locations as may be required by applicable regulations, all documents and records relating to the services provided to the Trust pursuant to this Agreement required to be maintained pursuant to the Act, rules and regulations of the Securities and Exchange Commission, the Internal Revenue Service and any other national, state or local government entity with jurisdiction over the Trust. The accounts and records pertaining to the Trust which are in possession of the Sub-Administrator shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such accounts and records at all times during the Sub-Administrator's normal business hours. Upon the reasonable request of the Trust, copies of any such accounts and records shall be provided promptly by the Sub-Administrator to the Trust or the Trust's authorized representatives. In the event the Trust designates a successor to any of the Sub-Administrator's obligations hereunder, the

Sub-Administrator shall, at the expense and direction of the Trust, transfer to such successor all relevant books, records and other data established or maintained by the Sub-Administrator under this Agreement.

         SECTION 5. STANDARD OF CARE. FAS, in performing under the terms and conditions of this Agreement, shall use its best judgment and efforts in rendering the services described herein, and shall incur no liability for its status hereunder or for any reasonable actions taken or omitted in good faith. As an inducement to FAS's undertaking to render these services, the Trust hereby agrees to indemnify and hold harmless FAS, its employees, agents, officers and directors, from any and all loss, liability and expense, including any legal expenses, arising out of FAS's performance under this Agreement, or status, or any act or omission of FAS, its employees, agents, officers and directors; provided that this indemnification shall not apply to FAS's actions taken or failures to act in cases of FAS's own bad faith, willful misconduct or gross negligence in the performance of its duties under this Agreement; and provided further that FAS shall give the Trust notice and reasonable opportunity to defend against any such loss, claim, damage, liability or expense in the name of the Trust or FAS, or both. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim or demand, and to retain counsel of good standing chosen by the Trust and approved by FAS, which approval shall not be withheld unreasonably. In the event the Trust does elect to assume the defense of any such suit and retain counsel of good standing approved by FAS, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case FAS does not approve of counsel chosen by the Trust or FAS has been advised that it may have available defenses or claims which are not available or conflict with those available to the Trust, the Trust will reimburse FAS, its officers or directors or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any one law firm retained as counsel by FAS or them. FAS may, at any time, waive its right to indemnification hereunder and assume its own defense. Without limitation of the foregoing:

     a) FAS may rely upon the advice of the Trust or of counsel, who may be counsel for the Trust or counsel for FAS, and upon statements of accountants, brokers and other persons believed by it in good faith to be expert in the matters upon which they are consulted, and FAS shall not be liable to anyone for any actions taken in good faith upon such statements.

     b) FAS may act upon any oral instruction which it receives and which it believes in good faith was transmitted by the person or persons authorized by the Board of the Trust to give such oral instruction. FAS shall have no duty or obligation to make any inquiry or effort of certification of such Oral Instruction.

     c) FAS shall not be liable for any action taken in good faith reliance upon any written instruction or certified copy of any resolution of the Board of the Trust, and FAS may rely upon the genuineness of any such document or copy thereof reasonably believed in good faith by FAS to have been validly executed.

     d) FAS may rely and shall be protected in acting upon any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other paper document believed by it to be genuine and to have been signed or presented by the purchaser, Trust or other proper party or parties.

         SECTION 6. EXPENSES. Subject to any agreement by the Sub-Administrator or other person to reimburse any expenses of the Trust that relate to any Series, the Trust shall be responsible for and assumes the obligation for payment of all of its other expenses, including: (a) the fee payable under
Section 7 hereof; (b) the fees payable to the Adviser under the Advisory Agreement; (c) the fees payable to the Administrator under the Administration Agreement; (d) expenses of issue, repurchase and redemption of Interests; (e) interest charges, taxes and brokerage fees and commissions, including the fees and commissions of introducing brokers; (f) premiums of insurance for the Trust, its Trustees and officers and fidelity bond premiums; (g) fees, interest charges and expenses of third parties, including the Trust's Custodian, Transfer Agent, Dividend Disbursing Agent and Fund Accountant; (h) fees of pricing, interest, dividend, credit and other reporting services; (i) costs of membership in trade associations; (j) telecommunications expenses; (k) funds transmission expenses;
(l) auditing, legal and compliance expenses; (m) costs of forming the Trust and maintaining its existence; (n) to the extent permitted by rule 12b-1 under the 1940 Act, costs of preparing and printing the Series' Prospectuses, subscription application forms and shareholder reports and delivering them to existing Interestholders; (o) expenses of meetings of Interestholders and proxy solicitations therefore; (p) costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts, of calculating the net asset value of Interests of the Trust and of preparing tax returns; (q) costs of reproduction, stationery and supplies; (r) fees and expenses of the Trust's Trustees; (s) compensation of the Trust's officers and employees who are not employees of the Adviser, Administrator or Sub-Administrator or their respective affiliated persons and costs of other personnel (who may be employees of the Adviser, Administrator, or Sub-Administrator or their respective affiliated persons) performing services for the Trust; (t) costs of Trustee meetings; (u) Securities and Exchange Commission registration fees and related expenses; (v) state or foreign securities laws registration fees and related expenses; and (w) all fees and expenses paid by the Trust in accordance with any distribution plan adopted pursuant to Rule 12b-1 under the Act or under any shareholder service plan or agreement.

         In the event that this agreement is terminated, FAS shall be reimbursed for reasonable charges and disbursements associated with promptly transferring to the Administrator or successor sub-administrator the original or copies of all accounts and records maintained by FAS hereunder, and cooperating with, and providing reasonable assistance to, the Administrator or successor sub-administrator in the establishment of the accounts and records necessary to carry out the Administrator's or successor sub-administrators responsibilities.

         SECTION 7.  COMPENSATION

         (a) In consideration of the administrative services performed by Schroder as described herein, the Trust will pay Schroder, with respect to each Portfolio a fee at the annual rate as listed in Appendix A hereto. Such fee shall be accrued by the Trust daily and shall be payable monthly in arrears on the first day of each calendar month for services performed hereunder during the prior calendar month.

The Trust shall pay the sub-Administrator a fee at the annual rate as listed in Appendix A hereto. upon authorization by the Administrator and the deduction of an equivalent amount from the fees paid to the Administrator. Such fees shall be accrued daily and shall be payable monthly in arrears on the first day of each calendar month for services performed under this Agreement during the prior calendar month. If the fees payable to the Sub-Administrator pursuant to this paragraph 7 begin to accrue before the end of any month or if this Agreement terminates before the end of any month, the fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. For purposes of calculating the monthly fees, the value of the net assets of each Series shall be computed in the manner specified in its Prospectus for the computation of net asset value. Upon the termination of this Agreement, the Trust shall pay to the Sub-Administrator such compensation as shall be payable prior to the effective date of such termination.

         (b) Notwithstanding anything in this Agreement to the contrary, the Sub-Administrator and its affiliated persons may receive compensation or reimbursement from the Trust with respect to (i) the provision of services on behalf of the Series in accordance with any distribution plan adopted by the Trust pursuant to Rule 12b-1 under the Act, or (ii) the provision of shareholder support or other services, including fund accounting services.

         SECTION 8.  EFFECTIVENESS, DURATION AND TERMINATION

         (a) EFFECTIVENESS. This Agreement shall become effective on the date first above written with respect to existing series of the Trust and shall relate to every other Series as of the date on which the Trust's Registration Statement relating to such Series becomes effective.

         (b) DURATION: This Agreement shall continue in effect for twelve months and, thereafter, shall be automatically renewed each year for an additional term of one year.

         (c) TERMINATION. This Agreement may be terminated with respect to a Series at any time, without the payment of any penalty, (i) by the Board and the Administrator on 60 days' written notice to the Sub-Administrator or (ii) by the Sub-Administrator on 60 days' written notice to the Trust and the Administrator. Upon receiving notice of termination by FAS, the Trust shall use its best efforts to obtain a successor sub-administrator. Upon receipt of written notice from the Trust of the appointment of the successor sub-administrator, and upon payment to FAS of all fees owed through the effective termination date, and reimbursement for reasonable charges and disbursements (as described in Section 6), FAS shall promptly transfer to the successor sub-administrator the original or copies of all accounts and records maintained by FAS hereunder including, in the case of records maintained on computer systems, copies of such records in machine-readable form, and shall cooperate with, and provide reasonable assistance to, the successor sub-administrator in the establishment of the accounts and records necessary to carry out the successor sub-administrator's responsibilities. For so long as FAS continues to perform any of the services contemplated by this Agreement after termination of this Agreement (as agreed to by the Trust and FAS), the provisions of Sections 5 and 7 hereof shall continue in full force and effect.

         SECTION 9. ACTIVITIES OF SUB-ADMINISTRATOR. Except to the extent necessary to perform its obligations under this Agreement, nothing herein shall be deemed to limit or restrict the Sub-Administrator's right, or the right of any of its officers, directors or employees (whether or not they are a Trustee, officer, employee or other affiliated person of the Trust) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, fund, firm, individual or association.

         SECTION 10. COOPERATION WITH INDEPENDENT ACCOUNTANTS. FAS shall cooperate with the Trust's independent public accountants and shall take reasonable action to make all necessary information available to such accountants for the performance of their duties.

         SECTION 11. SERVICE DAYS. Nothing contained in this Agreement is intended to or shall require FAS, in any capacity hereunder, to perform any functions or duties on any day other than a Fund Business Day. Functions or duties normally scheduled to be performed on any day which is not a Fund Business Day shall be performed on, and as of, the next Fund Business Day, unless otherwise required by law.

         SECTION 12. NOTICES. Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing and shall be delivered in person, or by first-class mail, postage prepaid, or by overnight or two-day private mail service to the respective party. Notice to the Trust shall be given as follows until further notice:

                  Schroder Capital Funds II
                  2 Portland Square
                  Portland, Maine 04101

Notice to FAS shall be given as follows until further notice:

                  Forum Administrative Services, LLC
                  2 Portland Square
                  Portland, Maine  04101

         SECTION 13.  MISCELLANEOUS

     (a) MODIFICATIONS AND AMENDMENTS. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

     (b)   COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which, when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument

     (c) CONSTRUCTION IF PROVISION DEEMED ILLEGAL OR INVALID. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

     (d) SECTION AND PARAGRAPH HEADINGS. Section and Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

     (e) NOTICES. Notices, requests, instructions and communications received by the parties at their respective principal addresses, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

     (f) SUCCESSORS AND ASSIGNS. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of FAS, or by FAS, without the written consent of the Trust authorized or approved by a resolution of the Board.

     (g) GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

SCHRODER CAPITAL FUNDS II                           SCHRODER  FUND ADVISORS INC.



/S/ Alexandra Poe                                   /S/ Catherine A. Mazza
-------------------------                           ---------------------------
Alexandra Poe, Vice President                       Catherine A. Mazza,
                                                    Senior Vice President

FORUM ADMINISTRATIVE SERVICES, LLC



/S/ John Y. Keffer
----------------------------
John Y. Keffer, President

                            SCHRODER CAPITAL FUNDS II
                          SUB-ADMINISTRATION AGREEMENT




                                   SCHEDULE A
                               SERIES OF THE TRUST


Schroder International Bond Portfolio


                                   SCHEDULE B
                             SUB-ADMINISTRATION FEES


SERIES                                           FEE AS % OF THE AVERAGE ANNUAL
DAILY NET ASSETS

Schroder International Bond Portfolio            0.075%

The minimum administration fee per series is $25,000.